Exhibit 99.1

Iconix Provides Business Update and Announces Amendment to Term Loan

NEW YORK, Oct. 30, 2017 /PRNewswire/ — Iconix Brand Group, Inc. (Nasdaq: ICON) (“Iconix” or the “Company”) today announced several important developments including the wind down of the DanskinNow brand at Walmart, the amendment of its senior secured term loan, a new exclusive Starter collection on Amazon, and the dismissal of pending securities class action lawsuits previously filed against the Company and certain of its current and former officers and directors.

Recent Developments

The Company announced today that it has been informed by Walmart that the DanskinNow license, which is a diffusion of the Danskin brand, will not be renewed beyond January 2019. As a result, royalty revenue for the Danskin brand is estimated to decline approximately $15.5 million in 2018. Danskin, which is one of the most trusted brands for women’s fitness apparel, will continue to be distributed to leading retailers including Lord & Taylor, Costco and TJMaxx. Longer term, the transition out of Walmart provides the opportunity to relaunch and expand the core Danskin brand in other venues.

Due to certain developments, including the transition of the Danskin brand, the Company forecasted that it would unlikely be in compliance with certain of its financial debt covenants in 2018. As a result, the Company recently engaged in discussions with its lenders to provide relief under its financial debt covenants and entered into an amendment of its senior secured term loan facility. As part of those negotiations, the Company agreed to reduce the size of the credit facility by approximately $75 million to $225 million. Prior to entering into the amendment, the Company had already used $59 million of the escrowed proceeds made available under the original term loan facility to repay a portion of its 2018 convertible notes and accrued interest. The remaining balance of $165.7 million was restructured as a delayed draw term loan to be utilized to refinance the Company’s 2018 convertible notes when they come due in March 2018, subject to satisfaction of certain conditions precedent, including the raising of additional funds through various sources (and/or achieving a reduction in the outstanding principal amount of the 2018 Notes) in an aggregate amount of at least $100 million, as further described in the Company’s Form 8-K filed today. The new arrangement will result in near term interest savings for the Company as the undrawn amounts are subject to a 4% ticking fee rather than the higher marginal interest rate under the original term loan facility.

As part of its ongoing efforts to strengthen its balance sheet, which included the sale of selected assets and the repayment of certain outstanding debt, the Company continues to actively evaluate various capital raising options to repay debt as well as strategic alternatives, which could include the sale of certain assets or of the entire Company. Iconix is working with Guggenheim Securities, LLC as its financial advisor in connection with these efforts.

For more information regarding the terms, impact on liquidity and risk factors associated with the amendment to the senior secured term loan facility and related transactions, please refer to the current report on Form 8-K (and related amendment documents) filed today by the Company with the Securities and Exchange Commission (“SEC”).

In a separate release, the Company also announced today that Starter, the iconic premium athletic brand, is now available on Amazon exclusively to tens of millions of Prime members at www.amazon.com/starter. This new distribution, follows the Company’s third quarter 2017 announcement that Starter was no longer exclusive to Walmart.

John Haugh, CEO of Iconix commented, “Improving the balance sheet, enhancing our liquidity position, and more actively managing our brands continues to be our primary focus. With our announcement today of Starter at Amazon, we are demonstrating our ability to successfully reposition our brands. We expect this launch will return Starter to its iconic position of a leading premium athletic brand. Our team will be pursuing similar strategies as we reposition and build our Mossimo and Danskin brands. With respect to the balance sheet, we entered into an amendment of our existing credit facility and will be focused on generating funds in the near term to enhance our liquidity position. We are committed to continue to take all appropriate actions that we believe are in the best interest of Iconix and its shareholders. You can find a full description of the details of the credit agreement amendment in the Form 8-K that was filed today.”

Dismissal of Class Action Lawsuit:

On October 25, 2017, the United States District Court for the Southern District of New York dismissed the consolidated securities class action brought against the Company and certain of its former and current officers and directors under the caption In re Iconix Brand Group, Inc., et al., Docket No. 1:15-cv-4860. In its opinion granting the Company’s and other defendants’ Motion to Dismiss the matter, the Court provided plaintiffs leave to replead their claims by November 14, 2017. The plaintiffs may also appeal the Court’s ruling on the Motion to Dismiss, and no assurances can be provided at this time as to the ultimate outcome of this matter.

Third Quarter 2017 Earnings Call:

The Company expects to report third quarter 2017 financial results by early next week.

About Iconix Brand Group, Inc.

Iconix Brand Group, Inc. owns, licenses and markets a portfolio of consumer brands including: CANDIE’S (R), BONGO (R), JOE BOXER (R), RAMPAGE (R), MUDD (R), MOSSIMO (R), LONDON FOG (R), OCEAN PACIFIC (R), DANSKIN (R), ROCAWEAR (R), CANNON (R), ROYAL VELVET (R), FIELDCREST (R), CHARISMA (R), STARTER (R), WAVERLY (R), ZOO YORK (R), UMBRO (R), LEE COOPER (R), ECKO UNLTD. (R), MARC ECKO (R), and ARTFUL DODGER. In addition, Iconix owns interests in the MATERIAL GIRL (R), ED HARDY (R), TRUTH OR DARE (R), MODERN AMUSEMENT (R), BUFFALO (R) and PONY (R) brands. The Company licenses its brands to a network of leading retailers and manufacturers that touch every major segment of retail distribution in both the U.S. and worldwide. Through its in-house business development, merchandising, advertising and public relations departments, Iconix manages its brands to drive greater consumer awareness and equity.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include projections regarding the Company’s beliefs and expectations about future performance and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek” and similar terms or phrases. These statements are based on the Company’s beliefs and assumptions, which in turn are based on information available as of the date of this press release. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement and could harm the Company’s business, prospects, results of operations, liquidity and financial condition and cause its stock price to decline significantly. Many of these factors are beyond the Company’s ability to control or predict. Important factors that could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements include, among others: the ability of the Company’s licensees to maintain their license agreements or to produce and market products bearing the Company’s brand names, the Company’s ability to retain and negotiate favorable licenses, the Company’s ability to meet its outstanding debt obligations and the events and risks referenced in the sections titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent Quarterly Reports on Form 10-Q and in other documents filed or furnished with the Securities and Exchange Commission. Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments we may enter into or make in the future. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements are made only as of the date hereof and the Company undertakes no obligation to update or revise publicly any forward-looking statements, except as required by law.

Contact Information:

Jaime Sheinheit

VP, Investor Relations

Iconix Brand Group, Inc.

jsheinheit@iconixbrand.com

212.819.2096